The following entities are the subsidiaries of Concentra Operating Corporation:

     EXACT NAME OF SUBSIDIARY                 STATE OR OTHER JURISDICTION
   AS SPECIFIED IN ITS CHARTER                     OF ORGANIZATION
--------------------------------------------------------------------------------

Concentra Management Services, Inc.                    Nevada
Concentra Preferred Systems, Inc.                      Delaware
Prompt Associates, Inc.                                Delaware
First Notice Systems, Inc.                             Delaware
Focus Healthcare Management, Inc.                      Tennessee
Hillman Consulting, Inc.                               Nevada
CRA Managed Care of Washington, Inc.                   Washington
CRA-MCO, Inc.                                          Nevada
Drug-Free Consortium, Inc.                             Texas
Concentra Managed Care Services, Inc.                  Massachusetts
Concentra Health Services, Inc.                        Nevada
Concentra Managed Care Business Trust                  Massachusetts
Occucenters I, L.P.                                    Texas
OCI Holdings, Inc.                                     Nevada
--------------------------------------------------------------------------------